UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 1, 2007

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


As of January 1, 2007, Global Gold Corporation (the "Company") entered an employment agreement with Hrayr Agnerian, designating him as the Company's Senior Vice President for Exploration and Development. Mr. Agnerian formerly worked at Scott Wilson Roscoe Postle Associates Inc. (Scott Wilson RPA), and is no longer an employee of Scott Wilson RPA. The employment agreement provides that Mr. Agnerian will receive an annual base salary of $62,500, and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. Mr. Agnerian resigned from the Board of Directors effective December 31, 2006. The employment agreement is for an initial term of two years, terminating on December 31, 2008.


Pursuant to employment agreement, Mr. Agnerian was also granted (i) Eighty Three Thousand Three Hundred Thirty Four (83,334) shares of the common stock of Global Gold Corporation pursuant to the terms of the Restricted Stock Award to vest in four equal installments of 20,834 shares every six months, commencing on June 1, 2007 and (ii) options to acquire Eighty Three Thousand Three Hundred Thirty Four (83,334) shares of common stock of Company at the rate of 41,667 per year from January 1, 2007 through January 1, 2008 (totaling 83,334) at $0.88 per share (the arithmetic mean of the high and low prices of the Company's stock on December 29, 2006), to vest in two equal installments of 41,667 shares each on January 1, 2007 and January 1, 2008. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.


The foregoing descriptions of the Employment Agreement with Mr. Agnerian is qualified in its entirety by reference to the actual terms of the agreement which will be filed as an exhibit to Form 10-QSB of the Company to be filed with the Securities and Exchange Commission covering this reporting period.



Item 3.02 Unregistered Sales of Equity Securities.

The information in item 1.01 is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information in item 1.01 is incorporated by reference. Mr. Agnerian's departure from the Board of Directors to assume the Senior Vice President position also included his departure from the Board's Audit and Compensation Committees. As of January 1, 2007, the Board of Directors consists of Messrs. Drury Gallagher, Van Krikorian, Ian Hague, Harry Gilmore, and Nicholas Aynilian, and the Audit and Compensation Committees are composed of the three independent directors, Messrs. Nicholas Aynilian, Harry Gilmore, and Ian Hague.

Item 8.02 Other Events.

The information provided in item 1.01 is incorporated herein by reference. In addition, in a press release issued January 5, 2007 the Company announced Mr. Agnerian's new position.




Exhibit No.


99.1 Press Release



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: January 8, 2007,                  Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer